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                                                                      Exhibit 31

           CERTIFICATE OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER

I, Kenneth C. Lowe, certify that:

1. I have reviewed this annual report on Form 10-KSB of Transition Auto Finance IV (TAF IV).

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements and other financial information included in this report fairly present, in all material respects, the financial condition, results of operations and cash flows of TAF IV as of, and for, the periods presented in this report.

4. TAF IV's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-14 and 15d-14) for TAF IV and we have:

      a. Designed such disclosure controls and procedures to ensure that material information relating to TAF IV, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b. Evaluated the effectiveness of TAF IV's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

      c. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and

      d. Disclosed in this report any change in TAF IV's internal control over financial reporting that occurred during TAF IV's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, TAF IV's internal control over financial reporting; and

5. TAF IV's other certifying officers and I have disclosed, based on our most recent evaluation, to our auditors and TAF IV's Board of Directors:

      a. All significant deficiencies in the design or operation of internal controls which could adversely affect TAF IV's ability to record, process, summarize and report financial data and have identified for TAF IV's auditors any material weaknesses in internal controls; and

      b. Any fraud, whether or not material, that involves management or other employees who have a significant role in TAF IV's internal controls.

Date: March 31, 2005

 /s/ Kenneth C. Lowe
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Kenneth C. Lowe,
Chief Executive and Chief Financial Officer